                                                                    Exhibit 99.1


          ALPHA                                       INVESTOR CONTACT:
[GRAPHIC] TECHNOLOGIES                                Neil Berkman Associates
          GROUP, INC.                                 (310) 277-5162
                                                      info@BerkmanAssociates.com

                                                      COMPANY CONTACT:
FOR IMMEDIATE RELEASE                                 Jim Polakiewicz
                                                      Chief Financial Officer
                                                      (603) 635-5160


             ALPHA TECHNOLOGIES GROUP REPORTS THIRD QUARTER RESULTS

     LOS ANGELES, CALIFORNIA, September 9, 2003 -- ALPHA TECHNOLOGIES GROUP, INC. (NASDAQ:ATGI) today announced results for the third quarter and first nine months of fiscal 2003 ended July 27, 2003.

     The net loss for this year's third quarter before non-cash charges was $568,000, or $0.08 per share. This compares to net income for last year's third quarter before non-cash charges of $121,000, or $0.02 per share. Revenue for the third quarter of fiscal 2003 was $11,658,000 versus $15,258,000 for the third quarter of fiscal 2002.

     For the nine months ended July 27, 2003, the net loss before non-cash charges was $1,389,000, or $0.19 per share. For the nine months ended July 28, 2002, net income before non-cash charges and losses associated with the early extinguishment of debt was $50,000, or $0.01 per share. Revenue for the first nine months of fiscal 2003 declined to $35,288,000 from $41,778,000 for the same period last year.

     The Company's results for the third quarter and first nine months of fiscal 2003 included non-cash charges totaling $13,303,000 for the writeoff of all remaining goodwill on the Company's balance sheet and the impairment of other intangibles under Statement of Financial Accounting Standards (SFAS) No. 142. Results for the third quarter and first nine months of fiscal 2002 included non-cash charges of $15,602,000 for the writeoff of goodwill associated with the NNE acquisition in January 2001.

     Including non-cash charges, the net loss for this year's third quarter was $13,871,000, or $1.95 per share. Including non-cash charges, the net loss for last year's third quarter was $9,833,000, or $1.38 per share.

     Including non-cash charges, the net loss for this year's first nine months was $14,692,000, or $2.07 per share. Including non-cash charges and the costs associated with debt extinguishment, the net loss for the first nine months of fiscal 2002 was $10,495,000, or $1.48 per share.

     The third quarter and nine months' fiscal 2003 Benefit For Income Taxes reflects a $5,300,000 increase in the Company's tax valuation allowance. This increase is necessary to adjust the potential tax benefit, which may not be realized, related to the recent write-off of goodwill and other intangible assets.

     Total debt declined to $22,600,000 at July 27, 2003 from $24,850,000 at October 27, 2002.

     "Conditions in our primary markets remain stable at approximately the same sales levels as the past few quarters. We continue to be focused on providing our clients with the highest quality thermal management products while keeping our operating expenses to a minimum. Alpha's low cost structure will allow us to quickly return to profitability when market conditions improve," said CEO Larry Butler.

NON-GAAP FINANCIAL MEASURES

     Cash flow for the first nine months of fiscal 2003, as measured by earnings before interest, taxes, depreciation and amortization (EBITDA), was approximately $1,806,000. This compares to EBITDA of approximately $4,497,000 for the same period a year earlier.

ALPHA TECHNOLOGIES GROUP REPORTS THIRD QUARTER RESULTS
September 12, 2003
Page Two

       The following table reconciles GAAP to non-GAAP financial measures:

             RECONCILATION FROM GAAP TO NON GAAP FINANCIAL MEASURES
                                 (In Thousands)

                                                                  Nine Months Ended
                                                                ---------------------
                                                                July 27,    July 28,
                                                                  2003        2002
                                                                --------    --------
Net Loss                                                        $(14,692)   $(10,495)
                                                                --------    --------
Add (deduct):
  Impairment of goodwill                                          12,980      15,602
  Depreciation and amortization                                    2,508       2,862
  Interest expense                                                 1,525       1,912
  Losses associated with debt extinguishment and modifications        --         591
  Impairment of other intangible asset                               323          --
  Other                                                               45          --
  Credit for income taxes                                           (883)     (5,975)
                                                                --------    --------
EBITDA                                                          $  1,806    $  4,497
                                                                ========    ========

CONFERENCE CALL

     Alpha has scheduled a conference call today at 11:00 AM ET. A simultaneous WebCast may be accessed at www.ALPHAtgi.com/pr.html. A replay will be available after 1:00 PM ET at this same internet address. For a telephone replay, dial
(800) 633-8284, reservation #21158508 after 1:00 PM ET.

ABOUT ALPHA TECHNOLOGIES GROUP

     Alpha Technologies Group (www.ALPHAtgi.com), Inc. is engaged in the manufacture, fabrication and sale of thermal management and non-thermal fabricated products and aluminum extrusions. The Company is one of the leading manufacturers of thermal management products in the United States. Thermal management products, principally heat sinks, dissipate unwanted heat generated by electronic components. The Company's thermal management products serve the automotive, telecommunication, industrial controls, transportation, power supply, factory automation, consumer electronics, aerospace, defense, microprocessor, and computer industries. The Company also sells non-thermal fabricated products and aluminum extrusions to various industries including the construction, sporting goods and other leisure activity markets.

FORWARD-LOOKING STATEMENTS

     This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, compliance with covenants in the Company's loan documents, ability to meet principal payments under those loan documents and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances which may take place after the date of this release.

                                (tables attached)

                                                                           #3389

                 ALPHA TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands, Except Per Share Data)

                                                    Three Months Ended            Nine Months Ended
                                                  -----------------------      ------------------------
                                                   July 27,      July 28,       July 27,      July 28,
                                                     2003         2002            2003          2002
                                                  ---------     ---------      ---------     ---------
SALES                                             $  11,658     $  15,258      $  35,288     $  41,778
COST OF SALES                                        10,465        12,768         31,425        35,119
                                                  ---------     ---------      ---------     ---------
     Gross profit                                     1,193         2,490          3,863         6,659
                                                  ---------     ---------      ---------     ---------
OPERATING EXPENSES
     Research and development                            97           129            292           372
     Selling, general and administrative              1,509         1,540          4,326         4,678
     Goodwill impairment charge                      12,980        15,602         12,980        15,602
     Other intangible assets impairment charge          323             -            323             -
                                                  ---------     ---------      ---------     ---------
          Total operating expenses                   14,909        17,271         17,921        20,652
                                                  ---------     ---------      ---------     ---------
OPERATING (LOSS) INCOME                             (13,716)      (14,781)       (14,058)      (13,993)
                                                  ---------     ---------      ---------     ---------

INTEREST EXPENSE                                       (494)         (627)        (1,525)       (1,912)
OTHER INCOME, net                                         3             8              8            26
COSTS ASSOCIATED WITH DEBT
   EXTINGUISHMENTS AND MODIFICATIONS                     --            --             --          (591)
                                                  ---------     ---------      ---------     ---------

LOSS BEFORE BENEFIT FOR INCOME TAXES                (14,207)      (15,400)       (15,575)      (16,470)

BENEFIT FOR INCOME TAXES                               (336)       (5,567)          (883)       (5,975)
                                                  ---------     ---------      ---------     ---------

NET LOSS                                           $(13,871)    $  (9,833)      $(14,692)     $(10,495)
                                                  ---------     ---------      ---------     ---------

LOSS PER COMMON SHARE:
     BASIC                                        $   (1.95)    $   (1.38)     $   (2.07)    $   (1.48)
     DILUTED                                      $   (1.95)    $   (1.38)     $   (2.07)    $   (1.48)

WEIGHTED AVERAGE NUMBER OF COMMON
  & COMMON EQUIVALENT SHARES OUTSTANDING:
     BASIC                                            7,110         7,109          7,110         7,110
     DILUTED                                          7,110         7,109          7,110         7,110


                           SELECTED BALANCE SHEET DATA
                                 (In Thousands)

                                               July 27,        October 27,
                                                 2003             2002
                                             -----------       -----------
Cash                                          $   1,406        $     751
Working capital                                   9,769            9,484
Debt, including current maturities               22,600           24,850
Total assets                                     38,518           55,633
Stockholders' equity                          $  11,334        $  25,880